Exhibit 4.1

FIFTH AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 14, 2006, is between REGAL CINEMAS CORPORATION, a Delaware corporation (“Borrower”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch), as administrative agent (in such capacity, “Administrative Agent”).

RECITALS

WHEREAS, Borrower, the Lenders party thereto, Administrative Agent and Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as sole lead arranger and sole book runner, have entered into the Fourth Amended and Restated Credit Agreement dated as of May 10, 2004 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of July 27, 2004, that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of November 24, 2004, that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of September 26, 2005, and that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of March 9, 2006, the “Credit Agreement”);

WHEREAS, Borrower desires to provide for certain amendments to the Credit Agreement specified herein; and

WHEREAS, the Lenders and Administrative Agent have agreed to amend the Credit Agreement as provided herein upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                                Definitions.  Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

Section 2.                                Amendment to Credit Agreement.

(a)          Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphabetical order:

“Amendment No. 5 Effective Date” means June 14, 2006.

“Increased Amount Date” as defined in Section 2.1(d)(i).

“Joinder Agreement” as defined in Section 2.1(d)(i).

“New Term Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1(d).

“New Term Loan Commitments” as defined in Section 2.1(d)(i).

“New Term Loan Lender” as defined in Section 2.1(d)(i).

“Series” as defined in Section 2.1(d)(i).

(b)         The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the following parenthetical immediately after the phrase “(i) with respect to Loans” contained therein:

“(other than New Term Loans)”

(c)          The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby further amended by inserting the following parenthetical in clause (i)(b) thereof immediately after the phrase “determined by reference to the Consolidated Leverage Ratio” contained therein:

“(calculated on a pro forma basis to give effect to all New Term Loans drawn since the most recent calculation of the Consolidated Leverage Ratio)”

(d)         The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby further amended by adding the following immediately after the phrase “(iii) with respect to Term Loans” contained therein:

“(other than New Term Loans)”

(e)          The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby further amended by deleting the word “and” immediately before clause (iii) thereof and adding the following immediately after clause (iii) thereof:

“, and (iv) with respect to Loans that are New Term Loans, the Applicable Margin shall be as provided for in the Joinder Agreement relating to the New Term Loan Commitment in respect of such New Term Loan.”

(f)            The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby further amended by adding the following at the end of the second sentence thereof:

“; provided that notwithstanding the foregoing, a change in the Applicable Margin as a result of a change to the Consolidated Leverage Ratio resulting from the pro forma effect of a drawing of New Term Loans shall be given effect one Business Day following any such drawing of New Term Loans.”

(g)         The definition of “Final Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “Series or” immediately before the phrase “other tranche of term loans” contained therein.

(h)         The definition of “Installment” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “or, with respect to any Series of New Term Loans, as defined in the applicable Joinder Agreement” immediately after the phrase “as defined in Section 2.12” contained therein.

(i)             The definition of “Installment Date” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “or, with respect to any Series of New Term Loans, as defined in the applicable Joinder Agreement” immediately after the phrase “as defined in Section 2.12” contained therein.

(j)             The definition of “Lender” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “or a Joinder Agreement” immediately after the phrase “pursuant to an Assignment Agreement” contained therein.

(k)          The definition of “Revolving Loan Exposure” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the following immediately after the phrase “as of any date of determination,” contained therein:

“(i) prior to the termination of Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, without duplication,”

(l)             The definition of “Term Loan Commitment” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan, provided that for purposes of Section 2.1(a) Term Loan Commitment shall not include any New Term Loan Commitments.  The amount of each Lender’s Term Loan Commitment, if any, as of the Closing Date, is set forth on Appendix A-1, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Term Loan Commitments as of the Closing Date is $1,650,000,000.

(m)  The definition of “Term Loan Exposure” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the following immediately after the phrase “Term Loans of such Lender” contained therein:

“, plus, to the extent any Term Loan Lender has outstanding Term Loan Commitments prior to funding such New Term Loan Lender’s New Term Loans, for purposes of calculating Requisite Lenders and Requisite Class Lenders, such outstanding New Term Loan Commitments of such Lender.”

(n)         The following new Section 2.1(d) is hereby added immediately after Section 2.1(c) of the Credit Agreement:

“(d)                           New Term Loans.

                                                (i)                                     Borrower may up to three times during the period from and including the Amendment No. 5 Effective Date to and including May 15, 2008, by written notice to Administrative Agent elect to request the establishment of additional Term Loan Commitments (the “New Term Loan Commitments”), by an amount not in excess of $200 million in the aggregate, pursuant to this Section 2.1(d), and not less than $25 million individually.  Each such notice shall specify (a) the date (each, an “Increased Amount Date”) on which Borrower proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than one Business Day after the date on which such notice is delivered to Administrative Agent and (b) the identity of each Lender or other

Person that is an Eligible Assignee (each, a “New Term Loan Lender”) to whom Borrower proposes any portion of such New Term Loan Commitments be allocated and the amounts of such allocations; provided that, any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment.  Such New Term Loan Commitments shall become effective as of such Increased Amount Date without further written consent or authorization from Lenders or the Administrative Agent; provided that, (a) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments; (b) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 3.2 shall be satisfied; (c) Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Sections 5 and 6 after giving effect to such New Term Loan Commitments and New Term Loans; (d) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements (each, a  “Joinder Agreement”) (which shall set forth, for such New Term Loan Commitments and the New Term Loans made pursuant thereto, the Applicable Margin and scheduled amortization thereof) executed and delivered by Borrower, Lead Arranger, Administrative Agent and each New Term Loan Lender; and (e) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction.  Any New Term Loans funded pursuant to any one Joinder Agreement shall be designated a separate series (each a “Series”) of New Term Loans for all purposes of this Agreement.  Upon and after the effectiveness of New Term Loan Commitments, subject to the satisfaction of the foregoing terms and conditions and other applicable terms and conditions in this Agreement and the Joinder Agreement, (a) each New Term Loan Lender of such Series shall make a New Term Loan to Borrower in an amount equal to its pro rata portion of the New Term Loan Commitment being funded, and (b) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.  Administrative Agent shall notify Lenders promptly upon receipt of Borrower’s notice of each Increased Amount Date and the amount of New Term Loan Commitments of such Series.  Each New Term Loan Commitment with respect to any Series shall terminate immediately and without further action upon funding of such New Term Loan.  The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to Term Loans.  In any event (a) the applicable maturity date of each Series of New Term Loans shall be no earlier than the Final Maturity Date, and (b) the Weighted-Average Life to Maturity of all New Term Loans of any Series shall be no shorter than the Weighted-Average Life to Maturity of the Terms Loans made under Section 2.1(a).  Notwithstanding anything to the contrary contained herein, Borrower, Guarantors and Administrative Agent may execute such amendments and/or amendments and restatements to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the provisions of this subsection 2.1(d)(i), and each Joinder Agreement may, without the consent of any other Lenders, effect any such amendments and/or amendments and restatements to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the provisions of this subsection 2.1(d)(i).

                                                (ii)                                  Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than (x) for New Term Loans that are Base Rate Loans, one Business Day prior to the requested funding of a New Term Loan, and (y) for New Term Loans that are Eurodollar Rate Loans, three Business Days prior to the requested funding of a New Term Loan, it being understood that any such Funding Notice may be delivered concurrently with notice by Borrower to Administrative Agent requesting New Term Loan Commitments as provided for in subsection 2.1(d)(i).  Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender with a New Term Loan Commitment relating to the proposed borrowing.

                                                (iii)                               Each Lender with a New Term Loan Commitment shall make its New Term Loan, as provided above, available to Administrative Agent not later than 12:00 p.m. (New York City time) on the date specified for such funding by the Borrower on the applicable Funding Notice, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.  Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such New Term Loans available to Borrower on such date by causing an amount of same day funds in Dollars equal to the proceeds of all such New Term Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Borrower.”

(o)         Section 2.6 of the Credit Agreement is hereby amended by adding the following new sentence immediately after the first sentence thereof:

“The proceeds of the New Term Loans shall be used to fund, or reimburse Borrower for funding of, a dividend to the Parent for the purpose of redeeming, repurchasing or otherwise acquiring all or a portion of the Parent’s 3 ¾% Convertible Senior Notes Due May 15, 2008.”

(p)         Section 2.12 of the Credit Agreement is hereby amended by adding the following parenthetical to the first sentence thereof after the phrase “Term Loans” contained therein:

“(other than New Term Loans, for which scheduled payments shall be made as provided for in the Joinder Agreement relating to such New Term Loan)”

(q)         Section 2.15(a) of the Credit Agreement is hereby amended by adding the following immediately after the phrase “shall be applied as specified by Borrower in the applicable notice of prepayment” in the first sentence thereof:

“; provided that all prepayments of Term Loans shall be on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and”

(r)            Section 2.20(e) of the Credit Agreement is hereby amended by adding the following immediately after the phrase “on the Closing Date” contained in the proviso in the last sentence therein:

“, on or prior to the date a New Term Loan is advanced by such Lender”.

(s)          Section 9.5(e) of the Credit Agreement is hereby amended by adding the following new sentence immediately after the last sentence contained therein:

“It is further understood and agreed that this Agreement and the other Loan Documents may be amended, amended and restated or otherwise supplemented or modified as provided in Section 2.1(d)(i), without the approval of Lenders or Requisite Lenders.”

Section 3.                                Conditions Precedent.  This Amendment shall become effective on the date upon which:

(a)          Administrative Agent shall have received: (i) this Amendment, executed by Borrower, (ii) executed Lender Consents, substantially in the form attached hereto as Annex I (“Lender Consents”), from the Requisite Lenders, (iii) the consent of the Guarantors to this Amendment in the form attached hereto as Annex II (the “Consent of Guarantors”), executed by each of the Guarantors, and (iv) payment of all reasonable expenses of Administrative Agent for which invoices have been presented (including the invoices of Skadden, Arps, Slate, Meagher & Flom LLP); and

(b)         each of the following conditions set forth in this Section 3 (b) have been satisfied:

(i)                                     Resolutions.  The Administrative Agent shall have received certified copies of (i) the resolutions of the Board of Directors of the Borrower and the Parent evidencing approval of this Amendment and all matters and transactions contemplated hereby and (ii) all documents evidencing other necessary corporate or other organizational action and governmental and other material third party approvals and consents, if any (or a certification that none are required), with respect to this Amendment and the matters and transactions contemplated hereby;

(ii)                                  Officer’s Certificate.  The Administrative Agent shall have received a certificate of the President, a Vice President or a Financial Officer of the Borrower dated as of the date of the Amendment No. 5 Effective Date executed by the Borrower and delivered to Administrative Agent certifying that (i) all representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing.; and

(iii)                               Opinion.  The Administrative Agent shall have received an opinion of the counsel to the Borrower relating to this Amendment in form and substance reasonably acceptable to the Administrative Agent.

Section 4.                                Representations and Warranties.  Borrower hereby represents and warrants to Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment:

(a)          all representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);

(b)         no Default or Event of Default has occurred and is continuing;

(c)          each of the Loan Parties has all corporate or other organizational  power and authority to enter into this Amendment and the Consent of Guarantors attached hereto, as applicable,

and to carry out the transactions contemplated by, and to perform its obligations under, this Amendment and the Credit Agreement as amended hereby, as applicable;

(d)         the execution and delivery of this Amendment and the Consent of Guarantors and the performance of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action on the part of each of the Loan Parties party thereto;

(e)          the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles; and

(f)            the execution and delivery of this Amendment and the Consent of Guarantors and the performance of this Amendment and the Credit Agreement as amended hereby do not and will not (x) conflict with or violate (i) any provision of the articles or certificate of incorporation or bylaws or other organizational documents of any of the Loan Parties, (ii) any Requirement of Law, (iii) any order, judgment or decree of any court or other governmental agency binding on any of the Loan Parties, or (iv) any material indenture, agreement or instrument to which any of the Loan Parties is a party or by which it is bound, or (y) require any consent or approval of any Person which has not previously been obtained.

Section 5.                                Reference to Agreement.  Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Loan Document under the Credit Agreement.

Section 6.                                Costs and Expenses.  Borrower shall pay on demand all reasonable costs and expenses of Administrative Agent (including the reasonable fees, costs and expenses of counsel to Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 7.                                Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.                                Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.                                Severability.  Any provision of this Amendment held to be invalid, illegal, ineffective or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, ineffectiveness or unenforceability without affecting the validity, legality, effectiveness and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.                          Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments under the same or similar or other circumstances in the future.  Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGAL CINEMAS CORPORATION

By:	/s/ Amy Miles
Name: Amy Miles
Title: CFO

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Director

By:	/s/ Rianka Mohan
Name: Rianka Mohan
Title: Associate

Annex I

LENDER CONSENT

_________ __, 2006

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of May 10, 2004, among Regal Cinemas Corporation, the Lenders party thereto, and Credit Suisse, Cayman Islands Branch, as administrative agent, sole lead arranger and sole book runner (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of July 27, 2004, that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of November 24, 2004, that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of September 26, 2005, and that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of March 9, 2006, the “Credit Agreement”; the terms defined therein being used herein as therein defined).

The undersigned, as a Lender having or holding Term Loan Exposure and/or Revolving Loan Exposure, hereby consents to the Fifth Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”) in the form delivered (whether directly or through SyndTrak, Intralinks or a similar system) to the undersigned Lender on or prior to the date hereof.

Pursuant to Section 9.5 of the Credit Agreement, the undersigned Lender hereby consents to the execution by Credit Suisse, Cayman Islands Branch, as Administrative Agent, of the Amendment.

(Name of Lender)

By:
Name:
Title:

Annex II

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of the Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under the Guaranty and Collateral Agreement and each other Loan Document executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein.

                                                IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 14 day of June, 2006.

[signature page follows]

REGAL CINEMAS, INC.
REGAL CINEMAS BONDS CORPORATION
R.C. COBB, INC.
REGAL INVESTMENT COMPANY
ACT III CINEMAS, INC.
ACT III THEATRES, INC.
A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.,
by A3 Theatres of Texas, Inc., its General Partner
GENERAL AMERICAN THEATRES, INC.
TEMT ALASKA, INC.
EASTGATE THEATRE, INC.
REGAL CINEMAS HOLDINGS, INC.
ACT III INNER LOOP THEATRES, INC.
EDWARDS THEATRES, INC.
FLORENCE THEATRE CORPORATION
MORGAN EDWARDS THEATRE
CORPORATION
UNITED CINEMA CORPORATION
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
FREDERICK PLAZA CINEMAS, INC.
UNITED ARTISTS THEATRE GROUP, LLC
RCI/RMS, LLC
REGAL GALLERY PLACE, LLC
UA SWANSEA, LLC
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY

By:
Name: Amy Miles
Title: CFO

REGAL CINEMEDIA CORPORATION

By:
Name: Amy Miles
Title: CFO